Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Spin-off of The Chemours Company
On July 1, 2015, E. I. du Pont de Nemours and Company ("DuPont"), completed the previously announced separation of its Performance Chemicals segment into a separate and independent public company through the distribution of all of the then outstanding common stock of The Chemours Company ("Chemours"). DuPont distributed pro rata to its stockholders one share of Chemours common stock, par value $0.01 per share, for every five shares of DuPont common stock, par value $0.30 per share, held as of 5:00 p.m. ET on June 23, 2015, the record date for the distribution. DuPont's stockholders received cash in lieu of fractional shares. Fractional shares of Chemours common stock were not distributed to DuPont common stockholders. Instead, the fractional shares of Chemours common stock were aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to the DuPont common stockholders who otherwise would have received fractional shares of Chemours common stock.
As of the effective date and time of the distribution, DuPont does not beneficially own any equity interest in Chemours and will no longer consolidate Chemours into its financial results. Beginning in the third quarter of 2015, Chemours' historical financial results for periods prior to July 1, 2015 will be reflected in DuPont's Consolidated Financial Statements as a discontinued operation.

Unaudited Pro Forma Consolidated Financial Information
The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of DuPont, which were prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP").
The unaudited pro forma consolidated income statements for the three months ended March 31, 2015 and for each of the years ended December 31, 2014, 2013 and 2012, are presented as if the spin-off had occurred on January 1, 2012. The unaudited pro forma consolidated balance sheet as of March 31, 2015 is presented as if the spin-off had occurred on that date.
The unaudited pro forma consolidated financial statements include pro forma adjustments that are based on the best information available and assumptions that management believes are factually supportable. The unaudited pro forma consolidated financial statements have been presented for illustrative and informational purposes only and are not intended to reflect or be indicative of DuPont's consolidated results of operations or financial position had the spin-off occurred as of the dates presented, and should not be taken as representation of DuPont's future consolidated results of operations or financial condition.
The company believes that the adjustments included within the Discontinued Operation - Performance Chemicals column of the unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. DuPont's current estimates on a discontinued operations basis are preliminary and could change as the company finalizes discontinued operations accounting to be reported in the Quarterly Report on Form 10-Q for the three and nine month periods ending September 30, 2015 and the Annual Report on Form 10-K for the year ending December 31, 2015.
The following unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of DuPont, the accompanying notes to those financial statements and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2015.
The Pro Forma Adjustments column in the unaudited pro forma consolidated financial statements reflects pro forma adjustments which are described in the accompanying notes. Excluded from the pro forma consolidated income statements are amounts that are non-recurring in nature or amounts that are not material, such as the transition service arrangements which are short-term and interest expense adjustments which are not material.
In connection with the separation, DuPont received dividend proceeds of $3,923 million from Chemours, substantially all of which DuPont intends to return to its shareholders through share repurchases within the 12 to 18 months from the distribution date. The expected future share repurchases are not reflected in the unaudited pro forma consolidated financial statements.

E.I. du Pont de Nemours and Company
Unaudited Pro Forma Consolidated Income Statement
For the Three Months Ended March 31, 2015
(in millions, except per share data)

	Historical DuPont (as reported)	Discontinued Operation - Performance Chemicals	Pro Forma Adjustments	Notes	Pro Forma DuPont Continuing Operations
Net sales	$9,172	$1,335			$7,837
Other income, net	198	(1)			199
Total	9,370	1,334	—		8,036
Cost of goods sold	5,553	1,037			4,516
Other operating charges	283	173			110
Selling, general and administrative expenses	1,312	57			1,255
Research and development expense	499	17			482
Interest expense	84	—			84
Employee separation / asset related charges, net	38	—			38
Total	7,769	1,284	—		6,485
Income from continuing operations before income taxes	1,601	50	—		1,551
Provision for income taxes on continuing operations	566	36			530
Net income from continuing operations	1,035	14	—		1,021
Less: Net income attributable to noncontrolling interests	4	—			4
Net income from continuing operations attributable to DuPont	$1,031	$14	$—		$1,017

Per Share information:
Basic earnings per share of common stock from continuing operations	$1.13				$1.12
Diluted earnings per share of common stock from continuing operations	$1.13				$1.11

Weighted average shares outstanding:
Basic	907				907
Diluted	914				914

See Notes to Unaudited Pro Forma Consolidated Financial Statements on page 7.

E.I. du Pont de Nemours and Company
Unaudited Pro Forma Consolidated Income Statement
For the Year Ended December 31, 2014
(in millions, except per share data)

	Historical DuPont (as reported)	Discontinued Operation - Performance Chemicals	Pro Forma Adjustments	Notes	Pro Forma DuPont Continuing Operations
Net sales	$34,723	$6,317			$28,406
Other income, net	1,323	46			1,277
Total	36,046	6,363	—		29,683
Cost of goods sold	21,703	4,680			17,023
Other operating charges	1,067	599			468
Selling, general and administrative expenses	5,344	294			5,050
Research and development expense	2,067	91			1,976
Interest expense	377	—			377
Employee separation / asset related charges, net	497	21			476
Total	31,055	5,685	—		25,370
Income from continuing operations before income taxes	4,991	678	—		4,313
Provision for income taxes on continuing operations	1,370	202			1,168
Net income from continuing operations	3,621	476	—		3,145
Less: Net income attributable to noncontrolling interests	11	1			10
Net income from continuing operations attributable to DuPont	$3,610	$475	$—		$3,135

Per Share information:
Basic earnings per share of common stock from continuing operations	$3.94				$3.42
Diluted earnings per share of common stock from continuing operations	$3.90				$3.39

Weighted average shares outstanding:
Basic	915				915
Diluted	922				922

See Notes to Unaudited Pro Forma Consolidated Financial Statements on page 7.

E.I. du Pont de Nemours and Company
Unaudited Pro Forma Consolidated Income Statement
For the Year Ended December 31, 2013
(in millions, except per share data)

	Historical DuPont (as reported)	Discontinued Operation - Performance Chemicals	Pro Forma Adjustments	Notes	Pro Forma DuPont Continuing Operations
Net sales	$35,734	$6,736			$28,998
Other income, net	410	39			371
Total	36,144	6,775	—		29,369
Cost of goods sold	22,547	4,905			17,642
Other operating charges	1,560	525			1,035
Selling, general and administrative expenses	5,833	321			5,512
Research and development expense	2,153	99			2,054
Interest expense	448	—			448
Employee separation / asset related charges, net	114	2			112
Total	32,655	5,852	—		26,803
Income from continuing operations before income taxes	3,489	923	—		2,566
Provision for income taxes on continuing operations	626	266			360
Net income from continuing operations	2,863	657	—		2,206
Less: Net income attributable to noncontrolling interests	14	1			13
Net income from continuing operations attributable to DuPont	$2,849	$656	$—		$2,193

Per Share information:
Basic earnings per share of common stock from continuing operations	$3.07				$2.36
Diluted earnings per share of common stock from continuing operations	$3.04				$2.34

Weighted average shares outstanding:
Basic	926				926
Diluted	933				933

See Notes to Unaudited Pro Forma Consolidated Financial Statements on page 7.

E.I. du Pont de Nemours and Company
Unaudited Pro Forma Consolidated Income Statement
For the Year Ended December 31, 2012
(in millions, except per share data)

	Historical DuPont (as reported)	Discontinued Operation - Performance Chemicals	Pro Forma Adjustments	Notes	Pro Forma DuPont Continuing Operations
Net sales	$34,812	$7,202			$27,610
Other income, net	498	66			432
Total	35,310	7,268	—		28,042
Cost of goods sold	21,400	4,538			16,862
Other operating charges	1,856	452			1,404
Selling, general and administrative expenses	5,886	337			5,549
Research and development expense	2,123	107			2,016
Interest expense	464	—			464
Employee separation / asset related charges, net	493	36			457
Total	32,222	5,470	—		26,752
Income from continuing operations before income taxes	3,088	1,798	—		1,290
Provision for income taxes on continuing operations	616	494			122
Net income from continuing operations	2,472	1,304	—		1,168
Less: Net income attributable to noncontrolling interests	25	1			24
Net income from continuing operations attributable to DuPont	$2,447	$1,303	$—		$1,144

Per Share information:
Basic earnings per share of common stock from continuing operations	$2.61				$1.21
Diluted earnings per share of common stock from continuing operations	$2.59				$1.20

Weighted average shares outstanding:
Basic	933				933
Diluted	942				942

See Notes to Unaudited Pro Forma Consolidated Financial Statements on page 7.

E.I. du Pont de Nemours and Company
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2015
(in millions, except per share data)

	Historical DuPont (as reported)	Discontinued Operation - Performance Chemicals	Pro Forma Adjustments	Notes	Pro Forma DuPont Continuing Operations
Assets
Current assets
Cash and cash equivalents	$3,622	$—	$3,216	(A)	$6,838
Marketable securities	125	—			125
Accounts and notes receivable, net	7,651	968	88	(C) (D)	6,771
Inventories	7,051	1,115			5,936
Prepaid expenses	366	9			357
Deferred income taxes	504	64	13	(D)	453
Total current assets	19,319	2,156	3,317		20,480
Property, plant and equipment, net	12,873	3,284			9,589
Goodwill	4,365	195			4,170
Other intangible assets	4,307	11			4,296
Investment in affiliates	929	168			761
Deferred income taxes	3,244	20	339	(D)	3,563
Other assets	1,138	435	403	(C)	1,106
Total	$46,175	$6,269	$4,059		$43,965

Liabilities and Equity
Current liabilities
Accounts payable	$3,706	$916			$2,790
Short-term borrowings and capital lease obligations	1,621	—	(152)	(A)	1,469
Income taxes	654	42	16	(D)	628
Other accrued liabilities	4,751	308	385	(B) (C)	4,828
Total current liabilities	10,732	1,266	249		9,715
Long-term borrowings and capital lease obligations	8,763	—	(336)	(A)	8,427
Other liabilities	13,329	565	403	(C)	13,167
Deferred income taxes	489	393	339	(D)	435
Total liabilities	33,313	2,224	655		31,744

Stockholders' equity
Preferred stock	237	—			237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at March 31, 2015 - 992,224,000	298	—			298
Additional paid-in capital	11,311	—			11,311
Reinvested earnings	17,405	4,514	3,404	(A) (E)	16,295
Accumulated other comprehensive loss	(9,722)	(473)			(9,249)
Common stock held in treasury, at cost (87,041,000 shares at March 31, 2015)	(6,727)	—			(6,727)
Total DuPont stockholders' equity	12,802	4,041	3,404		12,165
Noncontrolling interests	60	4			56
Total equity	12,862	4,045	3,404		12,221
Total	$46,175	$6,269	$4,059		$43,965

See Notes to Unaudited Pro Forma Consolidated Financial Statements on page 7.

E.I. du Pont de Nemours and Company
Notes to Unaudited Pro Forma Consolidated Financial Statements
(in millions, except per share data)

(A)
In accordance with the Separation Agreement, DuPont received a cash distribution of $3,416 and a distribution in-kind of 2025 notes (as described below) with an aggregate principal amount of $507, which was paid from the net proceeds of Chemours' borrowings (as described below). The $507 of 2025 notes were issued directly to DuPont, who then exchanged these notes with certain financial institutions to retire $488 of DuPont’s outstanding debt which is shown as a reduction of $152 and $336 from short term borrowings and long term borrowings, respectively, in the Unaudited Pro Forma Balance Sheet.

DuPont expects to return substantially all of the aggregate proceeds to its shareholders through share repurchases within 12 to 18 months from the distribution date. The expected future share repurchases are not reflected in the Unaudited Pro Forma Consolidated Financial Statements.

On May 12, 2015, in connection with the spin-off, Chemours entered into certain financing transactions. Details of the Chemours transactions are as follows: Chemours issued $1,350 of 6.625% senior unsecured notes due 2023, $750 of 7.0% senior unsecured notes due 2025 and €360 of 6.125% senior unsecured notes due 2023. The 2025 notes include the exchange for previously held DuPont notes as follows: $152 aggregate principal amount of DuPont’s outstanding 1.95% notes due 2016, $277 aggregate principal amount of DuPont’s outstanding 2.75% notes due 2016 and $59 aggregate principal amount of DuPont’s outstanding 5.25% notes due 2016. Chemours retained the debt as of the distribution date and therefore no pro forma adjustment was made to add the debt from May 2015 as it was removed at separation.
The pro forma adjustment also reflects the establishment of the target cash amount of $200 to Chemours, as defined in the Separation Agreement.

(B)
Subsequent to March 31, 2015, DuPont anticipates it will incur additional one-time spin-off costs of approximately $300. These costs primarily relate to non-recurring professional fees associated with regulatory filings and separation activities within finance, legal and information system functions. The company expects a majority of the spin-off costs to be incurred in 2015.

(C)
Pursuant to the Separation Agreement, Chemours indemnifies DuPont against certain litigation, environmental, workers' compensation and other liabilities that arose prior to the distribution. The term of this indemnification is indefinite and includes defense costs and expenses, as well as monetary and non-monetary settlements and judgments. Within the unaudited pro forma consolidated balance sheet, the liabilities described are included in the Historical DuPont column and are removed within the Discontinued Operation - Performance Chemicals column. The indemnified liabilities and related indemnification assets are included within the Pro Forma Adjustment column; including $85 within other accrued liabilities and $403 within other liabilities and $85 within accounts and notes receivable, net and $403 within other assets.

(D)	Reflects a reclassification of tax balances associated with jurisdictional netting within continuing operations.

(E)	Reflects the impact to DuPont's Stockholders' Equity from pro forma adjustments described above.